Exhibit 99.1
Farmers National Banc Corp. Announces the Results of the Rights Offering and
Commences Public Offering
     CANFIELD, Ohio (January 27, 2011) Farmers National Banc Corp. (“Farmers”) (OTCBB: FMNB), the holding company for The Farmers National Bank of Canfield, Ohio, announced that 2,058,315 common shares were subscribed for in the rights offering and that all basic subscription rights and oversubscription privileges have been accepted. The subscription period for the rights offering expired at 5:00 p.m., Eastern Time, on Friday, January 21, 2011. As a result of subscriptions received in the rights offering and commitments for 2,053,136 shares by standby investors, Farmers will issue 4,111,451 common shares at a price of $3.00 per share, representing gross proceeds of approximately $12.3 million.
     Farmers is now offering 888,549 common shares to the public, to be offered and sold through Sandler O’Neill + Partners, L.P. on a “best efforts” basis, at the subscription price of $3.00 per share.
     John S. Gulas, President and Chief Executive Officer of Farmers, commented “We are extremely pleased with the level of participation in the first two phases of our capital raise in both the rights offering and through the standby purchasers. We will continue our efforts to issue the balance of the 5,000,000 shares in the final phase of this offering.”
     This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state. The public offering will be made by means of a prospectus supplement and accompanying prospectus. Copies of the prospectus supplement, accompanying prospectus and additional materials related to the public offering may be obtained by contacting Sandler O’Neill + Partners, L.P., Attention: Syndicate Department, 919 Third Avenue, New York, New York 10022, or toll free at (866) 805-4128.
About Farmers National Banc Corp.
     Farmers National Banc Corp. is the bank holding company for the Farmers National Bank of Canfield, Farmers National Insurance, LLC and Farmers Trust Company. Farmers’ operates sixteen banking offices throughout Mahoning, Trumbull and Columbiana Counties and two trust offices located in Youngstown and Howland. Farmers National Bank of Canfield offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.farmersbankgroup.com.
Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Farmers believes that the expectations represented by its forward looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward looking statements contained in this press release are made as of the date of the press release, and Farmers does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable laws or regulations. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in Farmers’ filings with the Securities and Exchange Commission; such as the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the Quarterly Reports on Form 10-Q filed during the fiscal year ending December 31, 2010 and the prospectus for the Public Offering.
Source: Farmers National Banc Corp.
Contact:
Farmers National Banc Corp.
Media Contact:
Amber Wallace
Senior Vice President, Marketing
Tel: 330-702-8427
Mobile: 330-720-6441
or
Investor Contact:
John S. Gulas
President and Chief Executive Officer
Tel: 330-702-8432